UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: April 13, 2016

DATE OF REPORT: April 13, 2016

GENERATION ZERO GROUP, INC.

 (Exact Name of Registrant As Specified In Its Charter)

Nevada	000-55287	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,

 SUITE #253

WEDDINGTON, NC  28104

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707

(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Generation Zero Group, Inc. (the “Company”, “we” and “us”), intends to file a Form 15 with respect to the deregistration of the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, on or before the extended filing deadline for its Annual Report on Form 10-K for the year ended December 31, 2015, of April 14, 2016, due to lack of funds available to pay for costs associated with the Company’s annual audit and reporting requirements.  This funding shortage results from the capital required to finance the lawsuit described below and the accompanying impact on fundraising efforts.  Filing of Form 15 will relieve the Company of reporting obligations until such time as it can raise funds necessary to resume the costs associated with running a public company and executing its business plan, at which time it anticipates filing another registration statement with the SEC.

The Company is providing updates on the following key related issues pursuant to this filing.  Until such time as the Company resumes filing reports with the SEC, the Company may post additional updates on its website at www.generationzerogroup.com or on OTC Markets.  Interested parties may also monitor the Company’s progress at its primary operational websites https://find.com and https://zeekly.com.

Status on ongoing legal matters.  The Company has reached an enforceable settlement agreement on the lawsuits which have been reported in its filings since 2013.  This settlement agreement has material impacts on the Company’s balance sheet and financial position, as it removes financial obligations associated with the Geronimo Note (as defined in its prior filings) and gives the Company claim to certain related collateralized assets, the value and collectability of which are still to be determined.  It also returns to the Company the 250,000 shares of common stock that company records show were issued concurrent with the Geronimo Note.

Update on Find.com.  The Company has completed development of Find.com’s MultiSearch as outlined in its Business Plan and is in the process of upgrading to scalable servers.  The Company expects to publicly launch MultiSearch on the main Find.com website within the next few weeks.  The Company is also in the early stages of raising funding to complete development of, and implement its marketing plan for, additional phases of its Business Plan.

The information responsive to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.  The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: April 14, 2016	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer